Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Sonic Innovations, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-104239, 333-36562, 333-59988, 333-76250, 333-98303, 333-99035, 333-115524) on Forms S-8 of Sonic Innovations, Inc. of our reports dated March 30, 2005, with respect to the consolidated balance sheets of Sonic Innovations, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004 and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Sonic Innovations, Inc.

/s/ KPMG LLP

Salt Lake City, Utah

March 30, 2005